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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                       Citizens & Northern Corporation
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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


                  [CITIZENS & NORTHERN CORPORATION LETTERHEAD]


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD TUESDAY, APRIL 17, 2001


TO OUR STOCKHOLDERS:

     Notice is hereby given that the Annual Meeting of the stockholders of Citizens & Northern Corporation (the "Corporation") will be held at the Arcadia Theatre, located at 50 Main Street, Wellsboro, Pennsylvania, on Tuesday, April 17, 2001, at 2:00 P.M., local time, for the following purposes:

     1. To elect five Class II directors to serve for a term of 3 years;

     2. To approve and adopt the amendment and restatement of the Citizens & Northern Corporation 1996 Independent Directors Stock Option Plan;

     3. To ratify the action of the Board of Directors in the appointment of the firm of Parente Randolph, PC as independent auditors of the Corporation; and

     4. To transact such other business as may properly be brought before the meeting or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on February 26, 2001 are entitled to notice of, and to vote at, the meeting. Such stockholders may vote in person or by proxy.

     ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. If you do attend the meeting, you may, if you wish, withdraw your proxy and vote your shares in person.

                               By Order of the Board of Directors,

                               /S/ Kathleen M. Osgood

                               Kathleen M. Osgood
                               Corporate Secretary

March 19, 2001

                         CITIZENS & NORTHERN CORPORATION
                                90-92 MAIN STREET
                          WELLSBORO, PENNSYLVANIA 16901

                                 PROXY STATEMENT
                ANNUAL MEETING OF STOCKHOLDERS -- APRIL 17, 2001

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Citizens & Northern Corporation to be used at the Annual Meeting of Stockholders of the Corporation to be held on Tuesday, April 17, 2001, at 2:00 P.M. at the Arcadia Theatre, located at 50 Main Street, Wellsboro, Pennsylvania, and at any adjournment thereof. The approximate date upon which this Proxy Statement and proxy will first be mailed to stockholders is March 19, 2001.

         Shares represented by properly completed proxies will be voted in accordance with the instructions indicated thereon unless such proxies have previously been revoked. If no direction is indicated, such shares will be voted in favor of the election as directors of the nominees named below, in favor of the approval and adoption of the amendment and restatement of the Corporation's 1996 Independent Directors Stock Option Plan, in favor of the ratification of the appointment of the firm of Parente Randolph, PC as the Corporation's independent auditors, and in the discretion of the proxy holder as to any other matters that may properly come before the Annual Meeting or any adjournment thereof. A proxy may be revoked at any time before it is voted by written notice to the Secretary of the Corporation or by attending the Annual Meeting and voting in person.

         The Corporation will bear the entire cost of soliciting proxies for the Annual Meeting. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, and telegram by the Corporation's directors, officers and employees. Arrangements may also be made with custodians, nominees and fiduciaries for forwarding proxy material to beneficial owners of stock held of record by such persons, and the Corporation may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

         The Board of Directors has fixed the close of business on February 26, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. On the record date, there were outstanding and entitled to vote 5,259,300 shares of common stock. Common stockholders will be entitled to one vote per share on all matters to be submitted at the meeting. The presence, in person or by proxy, of stockholders entitled to cast at least 50% of the votes that all stockholders are entitled to cast shall constitute a quorum at the Annual Meeting. An abstention will be considered present at the meeting for purposes of determining a quorum, but will not be counted as voting for or against the issue to which it relates. The Articles of Incorporation of the Corporation do not permit cumulative voting.

         No person is known by the Corporation to have beneficially owned 5% or more of the outstanding common stock of the Corporation as of February 26, 2001.


                       PROPOSAL 1 -- ELECTION OF DIRECTORS

         The Articles of Incorporation of the Corporation provide that the Board of Directors shall consist of not less than five nor more than twenty-five directors and that within these limits the numbers of directors shall be as established by the Board of Directors. The Board of Directors has set the number of directors at fourteen. The Articles further provide that the Board shall be classified into three classes, as nearly equal in number as possible. One class of directors is to be elected annually. Five directors in Class II are to be elected at the Annual Meeting to serve for a three-year term. It is the intention of the persons named as proxyholders on the enclosed form of proxy, unless other directions are given, to vote all shares which they represent for the election of management's nominees named in the tabulation below. Any stockholder who wishes to withhold authority from the proxyholders to vote for the election of directors, or to withhold authority to vote for any individual nominee, may do so by marking the proxy to that effect. Each director elected will continue in office until a successor has been elected. The Board of Directors recommends a vote "FOR" the election of the nominees listed below, each of whom has consented to be named as a nominee and to serve if elected. If for any reason any nominee named is not a candidate (which is not expected) when the election occurs, proxies will be voted for a substitute nominee determined by the Board of Directors.

         The following table sets forth certain information about the director nominees, all of whom except Mr. Lambert, are presently members of the Board, and about the other directors whose terms of office will continue after the Annual Meeting.



NAME, AGE AND CERTAIN BIOGRAPHICAL INFORMATION                                PERIOD OF SERVICE AS A DIRECTOR
----------------------------------------------                                -------------------------------
                                                                             (Includes service as Director of
                                                                                the Corporation's predecessor,
                                                                                   Citizens & Northern Bank)

CLASS II - MANAGEMENT'S NOMINEES FOR A 3 YEAR TERM ENDING IN 2004:

R. Bruce Haner, 53                                                                      Director since 1998
  Auto Buyer for New Car Dealers, formerly Inventory Control Manager of
  Williams Auto Group, and Owner of Haner's Auto Sales

Susan E. Hartley, 43                                                                    Director since 1998
  Attorney at Law

Leo F. Lambert, 46
  President and General Manager of Fitzpatrick & Lambert, Inc.

Edward L. Learn, 53                                                                     Director since 1989
  Owner of Learn Hardware & Building Supply

Leonard Simpson, 52                                                                     Director since 1989
  Attorney at Law

CLASS III - CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2002:

Dennis F. Beardslee, 50                                                                 Director since 1999
  Owner of Terrace Lanes Bowling Center

J. Robert Bower, 66                                                                     Director since 1967
  Pharmacist

Karl W. Kroeck, 61                                                                      Director since 1996
  Farmer

Craig G. Litchfield, 53                                                                 Director since 1996
  President & Chief Executive Officer of Citizens & Northern Corporation and Citizens &
  Northern Bank, formerly Senior Vice President of Citizens & Northern Corporation and
  Citizens & Northern Bank

Lawrence F. Mase, 66                                                                    Director since 1990
  Retired, formerly President of Mase's, Inc.

CLASS I - CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2003:

R. Robert DeCamp, 60                                                                    Director since 1988
  President of Patterson Lumber Co., Inc.

Edward H. Owlett, III, 46                                                               Director since 1994
  Attorney in law firm of Owlett & Lewis, P.C.

F. David Pennypacker, 59                                                                Director since 1993
  Commercial Real Estate Sales Agent for Century 21 Wilkinson-Dunn Co., formerly
  Certified Public Accountant in firm of Pennypacker & Gooch, P.C.

James E. Towner, 54                                                                     Director since 2000
 Publisher of The Daily / Sunday Review



                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table shows beneficial ownership of the Corporation's common stock as of January 19, 2001 by (i) each director of the Corporation,
(ii) each executive officer named in the Summary Compensation Table on page 8 and (iii) all directors and executive officers as a group.

                                                      Amount and Nature of                     Percent of Class
Name                                                 Beneficial Ownership (1)                  (if 1% or Greater)
----                                                 ------------------------                  ------------------

R. Bruce Haner                                                  6,854                                  --
Susan E. Hartley                                                2,367                                  --
Leo F. Lambert                                                    670                                  --
Edward L. Learn                                                 2,180                                  --
Leonard Simpson                                                17,858(2)                               --
Dennis F. Beardslee                                             2,485                                  --
J. Robert Bower                                                23,285(3)                               --
Karl W. Kroeck                                                  2,301                                  --
Craig G. Litchfield                                            17,508(4)                               --
Lawrence F. Mase                                                6,678                                  --
R. Robert DeCamp                                                1,709                                  --
Edward H. Owlett, III                                           7,544                                  --
F. David Pennypacker                                            4,792                                  --
James E. Towner                                                 2,116                                  --
Brian L. Canfield                                               8,100(5)                               --
Robert W. Anderson                                             13,286                                  --
James W. Seipler                                               14,385                                  --
Matthew P. Prosseda                                             4,790(6)                               --
Directors and Executive Officers as a Group                   148,814                                2.83%


(1) Pursuant to the regulations of the Securities and Exchange Commission, an individual is considered to "beneficially own" shares of common stock if he or she directly or indirectly has or shares (a) the power to vote or direct the voting of the shares; or (b) investment power with respect to the shares, which includes the power to dispose of or direct the disposition of the shares. Unless otherwise indicated in a footnote below, each individual holds sole voting and investment authority with respect to the shares listed. In addition, an individual is deemed to be the beneficial owner if he or she has the right to acquire shares within 60 days through the exercise of any option. Therefore, the following stock options that are exercisable within 60 days after January 19, 2001 are included in the shares above: Mr. Haner, 600 shares; Ms. Hartley, 600 shares; Mr. Learn, 800 shares; Mr. Simpson, 800 shares; Mr. Beardslee, 400 shares; Mr. Bower, 800 shares; Mr. Kroeck, 800 shares; Mr. Litchfield, 8,450 shares; Mr. Mase, 800 shares; Mr. DeCamp, 600 shares; Mr. Owlett, 800 shares; Mr. Pennypacker, 800 shares; Mr. Towner, 200 shares, Mr. Canfield, 3,700 shares, Mr. Anderson, 5,460 shares, Mr. Seipler, 5,460 shares, and Mr. Prosseda, 3,350 shares.

(2) Includes 1,848 shares held in an SEP-IRA Plan for the benefit of Mr. Simpson's retirement plan.

(3)  Includes 1,060 shares held in an IRA for the benefit of Mr. Bower.

(4) Includes 313 shares pursuant to restricted stock awards made to Mr. Litchfield in December of 2000 that vest ratably over a three year period.

(5) Includes 157 shares pursuant to restricted stock awards made to Mr. Canfield in December of 2000 that vest ratably over a three year period.

(6) Includes 118 shares pursuant to restricted stock awards made to Mr. Prosseda in December of 2000 that vest ratably over a three year period.

                          BOARD OF DIRECTOR COMMITTEES,
              ATTENDANCE AT MEETINGS AND COMPENSATION OF DIRECTORS

         Both the Corporation's and the Bank's by-laws provide that the Board may create any number of committees of the Board as it deems necessary or appropriate from time to time.

         EXECUTIVE COMMITTEE OF THE CORPORATION. The Corporation has an Executive Committee that functions as a nominating committee and an investment committee. It also recommends policies and procedures for the Corporation and would address stockholder proposals, if any. This committee consists of the following six members of the Board of Directors: F. David Pennypacker, R. Bruce Haner, R. Robert DeCamp, Craig G. Litchfield, Edward H. Owlett, III and Leonard Simpson. During 2000, the Executive Committee held two meetings.

         EXECUTIVE COMMITTEE. The Bank has an Executive Committee consisting of six members of the Board of Directors who are as follows: F. David Pennypacker,
R. Robert DeCamp, R. Bruce Haner, Craig G. Litchfield, Edward H. Owlett, III, and Leonard Simpson. The function of this committee is to recommend policy procedures. During 2000, the Executive Committee held eight meetings. The Executive Committee also functions as a nominating committee and an investment committee for the Bank.

         COMPENSATION COMMITTEE. The Compensation Committee of the Bank, which held five meetings in 2000, consists of the following five non-employee members of the Board of Directors: R. Robert DeCamp, R. Bruce Haner, Edward H. Owlett, III, F. David Pennypacker and Leonard Simpson. The committee is charged with reviewing compensation for all officers and employees of the Corporation and the Bank and administering the retirement and benefit plans of the Corporation and Bank.

         TRUST INVESTMENT COMMITTEE. The Trust Investment Committee of the Bank, which met eleven times in 2000, consists of five members of the Board of Directors; namely, Dennis F. Beardslee, J. Robert Bower, Susan E. Hartley, Edward L. Learn and Leonard Simpson. Thomas L. Briggs and Deborah E. Scott, each of whom is an Executive Vice President and Senior Trust Officer of the Bank, are also members of this committee, which determines the policy and investments of the Trust Department, the acceptance of all fiduciary relationships and relinquishments of all fiduciary relationships.

         ASSET LIABILITY COMMITTEE. The Bank also has an Asset Liability Committee, which consists of Board members R. Robert DeCamp, Craig G. Litchfield, Edward H. Owlett, III and F. David Pennypacker, as well as Brian L. Canfield, Senior Executive Vice President of the Bank, and Mark A. Hughes. Mr. Hughes replaced James W. Seipler as Treasurer of the Corporation upon his retirement at the end of the year. The Asset Liability Committee met twelve times during 2000. The purpose of the committee is to stabilize and improve profitability by balancing the relationship between risk and return over an extended period of time.

         AUDIT COMMITTEE. The Audit Committee of the Corporation, which held four meetings in 2000, consists of eight non-employee members of the Board of Directors. The members of the Committee are Edward H. Owlett, III, R. Bruce Haner, Karl W. Kroeck, Edward L. Learn, Lawrence F. Mase, F. David Pennypacker, James E. Towner and Donald E. Treat. In addition to the four meetings of the Audit Committee, the chairman of the committee met with representatives of Parente Randolph, PC, the Bank's internal audit department and management to discuss the Corporation's quarterly 10-Q filings in May, August and November, 2000. The primary function of the Audit Committee is to review the internal audit program as performed by the internal auditors, recommend to the Board of Directors the independent auditors for the year, and review the examinations and reports from those persons.

         The Board of Directors of the Corporation has adopted a written charter for the Audit Committee, a copy of which is attached hereto as Appendix A. All members of the Committee are independent, as defined by the American Stock Exchange (AMEX) and Nasdaq listing standards.

     Audit Fees. Parente Randolph, PC billed the Corporation aggregate fees of $59,000 for the audit of the Corporation's annual financial statements and for the review of the financial statements included in the Corporation's Forms 10-Q, all for the year ended December 31, 2000.

     Financial Information Systems Design and Implementation Fees. Parente Randolph, PC did not render services to the Corporation for financial information systems design and implementation, including the types of services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X for the 2000 fiscal year. Accordingly, Parente Randolph, PC did not bill the Corporation for such services.

     All Other Fees. For the 2000 fiscal year, Parente Randolph, PC billed $44,120 in fees for all services other than those described above. These fees were for the following services:

       Audit of management's assertions regarding internal
         control over financial reporting                             $ 12,700
       Tax returns                                                       5,800
       Merger-related services                                          17,120
       Audits of employee benefit plans                                  8,500

     The Audit Committee has considered whether the provisions of these other services is compatible with maintaining Parente Randolph, PC's independence.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors has reviewed and discussed the audited financial statements dated December 31, 2000 with management. They have also discussed with Parente Randolph, PC the independent auditors of the Corporation, the matters for discussion as specified by the AICPA Statement of Auditing Standards No. 61 (Section AU 380 of the Codification of Statements on Auditing Standards). The Audit Committee has received from Parente Randolph, PC the written communications required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and has discussed with Parente Randolph, PC, its independence. Based on their review and discussions referred to above, the Committee has recommended to the Board of Directors that the audited financial statements be included in the Corporation's annual report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.


                  Members of the Audit Committee,

                  Edward H. Owlett, III, Chairman    Edward L. Learn           James E. Towner
                  R. Bruce Haner                     Lawrence F. Mase          Donald E. Treat
                  Karl W. Kroeck                     F. David Pennypacker

         DIRECTORS' ATTENDANCE AND COMPENSATION. The Board of Directors of the Corporation met twelve times and the Board of Directors of the Bank met fifteen times in 2000. All of the directors attended at least 75% or more of the meetings of the Corporation and its committees of which they were members.

         All directors of the Corporation are directors of the Bank. Each director who is not an officer of the Corporation or Bank received an annual retainer of $12,000 and an attendance fee of $100 for each meeting of the Board attended. In addition, each such director received a fee of $100 for attendance at each committee meeting. The aggregate amount of directors' retainers and fees paid during 2000 was $214,500.

         Effective in 2001, each member of the Corporation's Board of Directors and Advisory Board who receives retainers and fees may elect to receive such retainers and fees in the form of either cash or Corporation common stock, or a combination of cash and Corporation common stock. To the extent such members elect to receive payment of retainers and fees in the form of Corporation common stock, such stock will be purchased through the Corporation's dividend reinvestment plan.

                   CORPORATION'S AND BANK'S EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to the current executive officers of the Corporation and the Bank.



NAME AND POSITION FOR LAST FIVE YEARS                                                                     AGE

Craig G. Litchfield                                                                                         53
   President and C.E.O.of the Corporation and the Bank since January, 1997;
   President of the Corporation and Bank since 1996; formerly Senior Vice
   President of the Corporation and the Bank

Brian L. Canfield                                                                                           49
   Senior Executive Vice President and Branch System Administrator since April, 1999; formerly Executive
   Vice President and Branch System  Administrator since April, 1997; formerly Vice  President of the Bank

Dawn A. Besse                                                                                               49
   Executive Vice President and Sales & Service Coordinator since August, 2000; formerly Business Banking
   Territory Sales Manager for PNC Bank

Thomas L. Briggs                                                                                            50
   Executive Vice President and Senior Trust Officer since April, 1997; formerly Vice President  and
   Trust Officer of the Bank

Mark A. Hughes                                                                                              39
   Treasurer of the Corporation since November, 2000; Executive Vice President of the Bank since August,
   2000; formerly Principal and Manager of Parente Randolph, PC

Matthew P. Prosseda                                                                                         39
   Executive Vice President and Commercial Loan Coordinator since April, 1997; formerly Vice  President of the Bank

Deborah E. Scott                                                                                            41
   Executive Vice President and Senior Trust Officer since September, 1999; formerly Vice President and
   Trust Officer of the Bank since January, 1998; formerly Vice President and Trust Officer of First
   Citizens National Bank


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors establishes compensation policies, plans and programs which are intended to accomplish three objectives: to attract and retain highly capable and well qualified executives; to focus executives' efforts on increasing long-term stockholder value; and to reward executives at levels which are competitive with the marketplace for similar positions and commensurate with the performance of each executive and of Citizens & Northern. Each member of the Committee is an independent non-employee director. The Committee establishes the salaries of the other executive officers with input from the Chief Executive Officer and the Board of Directors reviews all decisions relating to the compensation of the executive officers.

         The key elements in Citizens & Northern's executive compensation program, all determined by individual and corporate performance, are base salary compensation, annual cash bonus incentive compensation, long-term incentive compensation, and equitable retirement benefits.

         Annual compensation for the Chief Executive Officer is determined in essentially the same way as for other executives, recognizing that the CEO has overall responsibility for the performance of Citizens & Northern. The Committee believes that the CEO compensation should be heavily influenced by the performance of the Corporation. Base salaries and compensation programs are set at levels competitive with peer banking institutions and are adjusted for individual performance. To develop peer groups for Citizens & Northern, Ben S Cole Financial Incorporated ("Cole Financial") collected market pay data from surveys covering the banking industry. Cole Financial then analyzed the compensation of Citizens & Northern's executive officers as compared with compensation packages offered by U.S. financial institutions of similar asset or revenue size, as applicable.

         In establishing his base salary, the Committee reached the following conclusions regarding company performance: Survey comparison of Citizens & Northern established a survey peer group of 40 independent banks whose 1999 average asset size equaled Citizens & Northern's, and further narrowed their peer group to a core group of 18 banks with an average ROA of 1.47%. Citizens & Northern's net income was 43% higher than the average of the peer group. C&N's return on assets for 1999 was 1.69%, 43% better than the peer group average and 15% better than a core group average of high performing banks. Mr. Litchfield's 1999 base salary of $231,000 is 9% below CEO's who receive the same compensation package; however, his total compensation with bonus and incentives falls to 83% of peer behind Core Group CEOs. In December 1999, the Committee established the Chief Executive Officer's 2000 base salary at $248,000, representing a 7.4% increase over 1999.

         The annual compensation of the Chief Executive Officer and executive officers is reviewed annually by the Committee, including awards under the Incentive Award Plan. These incentive opportunities in the Plan apply to meeting the Threshold, Target and Maximum levels of C&N Corporation's Return on Average Assets as compared to peers. The executive officer performance criteria weighting for 2000 applied 60% to corporate performance and 40% for individual performance. The CEO performance criteria weighting for 2000 applied 80% to corporate performance and 20% for individual performance. C&N's Incentive Award Plan target award for 2000 would be 35% of base compensation for the CEO. In 1999, the Incentive Award cap was 25% of base compensation while the peer group awarded cash bonuses in 1999 to CEOs averaging 32.5%.

         The Corporation approved a non-qualified Supplemental Income Plan effective January 1, 1989. It was designed for the purpose of retaining talented executives and to promote in these executives a strong interest in the long-term, successful operation of the Corporation. The Plan supplements the lower retirement benefits of executives in comparison with average total retirement benefits paid non-executives. The Plan is an unfunded plan and is subject to the general creditors of the Corporation.

         The Corporation approved a Stock Incentive Plan effective in 1995. The Stock Incentive Plan is designed to advance the development, growth and financial condition of the Corporation while attracting, retaining and rewarding executives.

         The Committee believes that the concepts discussed above further the stockholders' interests since a significant part of executive compensation is based on obtaining results for the stockholders. The Committee bases its review on experience of its own members, on information requested from management and information compiled by various independent compensation consultants. The Committee believes that the program encourages responsible management of the Corporation.

                 Members of the Compensation Committee,

                 R. Robert DeCamp, Chairman         F. David Pennypacker
                 R. Bruce Haner                     Leonard Simpson
                 Edward H. Owlett, III

                             EXECUTIVE COMPENSATION

         The following table contains information with respect to annual compensation for services in all capacities to the Corporation and Bank for the fiscal years ended December 31, 2000, 1999, and 1998 of those persons who were, at December 31, 2000, (i) the Chief Executive Officer and (ii) the four (4) other most highly compensated executives to the extent such persons' total salary and bonus exceeded $100,000:


                           SUMMARY COMPENSATION TABLE

                               ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                                                                     Awards                  Payouts

                                                                   Restricted               All Other
                                                                   Stock        Options     Compen-
Name and                                    Salary    Bonus        Awards(1)     Awards     sation (2)
Principal Position             Year          ($)       ($)            ($)         (#)           ($)
-------------------------------------------------------------------------------------------------------

CRAIG G. LITCHFIELD             2000      248,000     89,317        6,260        2,870         27,299
   Chairman, President and      1999      231,000     57,750            0        5,000         23,784
   CEO                          1998      220,000     55,000            0        4,000         21,270

JAMES W. SEIPLER                2000      146,500     37,687            0            0         29,972
   Executive Vice President     1999      139,125     34,781            0        2,000         26,105
   and Treasurer                1998      132,500     33,125            0        2,000         23,595

ROBERT W. ANDERSON              2000      143,260     26,474            0            0         39,839
   Executive Vice President     1999      139,125     34,781            0        2,000         32,345
   Management Information       1998      132,500     33,125            0        2,000         27,742
   System

BRIAN L. CANFIELD               2000      113,620     35,074        3,140        1,435         14,026
   Senior Executive Vice        1999      102,550     25,638            0        2,000         14,556
   President and Branch         1998       95,000     23,750            0        1,500         12,095
   System Administrator

MATTHEW P. PROSSEDA             2000      105,735     27,200        2,360        1,077         11,431
   Executive Vice President     1999      100,700     25,175            0        1,750         11,639
   and Commercial Loan          1998       95,000     23,750            0        1,500         11,100
   Coordinator

 (1) On December 21, 2000, Messrs. Litchfield, Canfield and Prosseda were granted 313, 157 and 118 restricted shares of Corporation common stock, respectively, pursuant to the Stock Incentive Plan. At year-end, these shares were worth $6,260, $3,140 and $2,360, respectively. The restrictions on such shares lapse in three equal annual increments on the anniversaries of the awards. Dividends are payable on the awarded shares.

(2)  Includes (a) $13,600, $13,111, $12,852, $10,115 and $9,466 contributed under the Bank's Savings & Retirement Plan (401k) to the accounts of Messrs. Litchfield, Seipler, Anderson, Canfield and Prosseda, respectively, and (b) $13,699, $16,861, $26,987, $3,911 and $1,965 allocated to the
     Non-Qualified Supplemental Executive Retirement Plan accounts of Messrs. Litchfield, Seipler, Anderson, Canfield and Prosseda, respectively, during 2000.


                              STOCK INCENTIVE PLAN

         In 1995, the Corporation's Board of Directors adopted and the stockholders approved the Citizens & Northern Corporation Stock Incentive Plan. The purpose of the Plan is to advance the development, growth and financial condition of the Corporation by providing incentives through participation in the appreciation of the capital stock in order to secure, retain and motivate personnel responsible for the operation and management of the Corporation and its subsidiaries.

         On December 21, 2000 ("Grant Date"), the Board of Directors granted qualified stock options for key officers of the Bank, the right to purchase shares of the Corporation common stock at the market price of $20.25 as of that date. The period of the options shall be ten (10) years, commencing from the date of the grant, and are exercisable six (6) months from the Grant Date. Once the options are exercisable, all or a portion of the available exercisable options may be exercised at any time within the ten (10) year period from the Grant Date. If employment with the Bank terminates, except in the event of death or disability, the optionee has three (3) months from the date of termination to exercise any exercisable options outstanding as of the date of cessation of employment. In the event of an optionee's death or disability, the optionee or their legal representative may exercise any options to which the optionee was entitled as of the date of cessation of employment. Shares granted under option in 2000, 1999 and 1998, were 16,015, 22,750 and 17,700, respectively. At December 31, 2000, there were 86,509 shares reserved for future grants.

         On December 21, 2000, the Board of Directors also granted 1,752 shares of restricted stock under the Stock Incentive Plan. The restricted stock awards require no payment from the selected officers and vest ratably over three (3) years.

                                  OPTION GRANTS

         The following table sets forth information concerning stock options granted in 2000 under the Stock Incentive Plan to the Chief Executive Officer and the four most highly compensated executives of the Corporation named in the Summary Compensation Table:

                                           % of Total                                   Potential Realizable
                         Number of          Options                                        Value at Assumed
                        Securities          Granted          Exercise                    Annual Rates of Stock
                        Underlying        to Employees       or Base                    Price Appreciation for
                          Options          in Fiscal         Price       Expiration         Option Term (1)
      Name                Granted             Year          ($/Share)         Date          5%          10%
-----------------------------------------------------------------------------------------------------------

Craig G. Litchfield        2,870              17.92%         $20.00       12/21/2010     $ 36,099      $91,481

James W. Seipler             0                 0.00%

Robert W. Anderson           0                 0.00%

Brian L. Canfield          1,435               8.96%         $20.00       12/21/2010     $ 18,049     $ 45,740

Matthew P. Prosseda        1,077               6.72%         $20.00       12/21/2010     $ 13,546     $ 34,329

(1) Represents the difference between the market value of the common stock for which the option may be exercised, assuming that the market value of the common stock on the date of grant appreciates in value to the end of the ten-year option term at annualized rates of 5% and 10%, respectively, and the exercise price of the option. The rates of appreciation used in this table are prescribed by regulations of the Securities and Exchange Commission and are not intended to forecast future appreciation of the market value of the common stock.


                 AGGREGATED STOCK OPTIONS EXERCISED DURING 2000
                           AND YEAR-END OPTION VALUES

         The following table sets forth information concerning the exercise during 2000 of options granted under the Stock Incentive Plan by the five most highly compensated executives of the Corporation named in the Summary Compensation Table:

                         Number                         Number of Securities
                           of           Value          Underlying Unexercised         Value of  Unexercised
                         Shares       Realized              Options at                In-the-Money Options on
                        Acquired     on Shares           December 31, 2000             December 31, 2000(2)
        Name           On Exercise   Acquired(1)     Exercisable   Unexercisable    Exercisable   Unexercisable
----------------------------------------------------------------------------------------------------------------
Craig G. Litchfield          0           0            8,450       11,170            $ 0.00        $ 0.00

James W. Seipler             0           0            5,460        3,940            $ 0.00        $ 0.00

Robert W. Anderson           0           0            5,460        3,940            $ 0.00        $ 0.00

Brian L. Canfield            0           0            3,700        4,735            $ 0.00        $ 0.00


Matthew P. Prosseda          0           0            3,350        4,177            $ 0.00        $ 0.00

(1) Represents the difference between the market value on the date of exercise of the shares acquired and the option price of those shares.

(2) Represents the difference between the aggregate market value at December 31, 2000 of the shares subject to the options and the aggregate option price of those shares.

                                PERFORMANCE GRAPH

         Set forth below is a chart comparing the Corporation's cumulative return to stockholders against the cumulative return of the S&P 500 Index and a Peer Group Index of similar banking organizations selected by the Corporation for the five year period commencing December 31, 1995 and ending December 31, 2000. The index values are market-weighted dividend-reinvestment numbers which measure the total return for investing $100.00 five years ago. This meets Securities & Exchange Commission requirements for showing dividend reinvestment share performance over a five year period and measures the return to an investor for placing $100.00 into a group of bank stocks and reinvesting any and all dividends into the purchase of more of the same stock for which dividends were paid.

                                [GRAPH]

                     COMPARISON OF 5 YEAR CUMULATIVE RETURN


                                                                PERIOD ENDED
                                  AS OF
                                 12/31/95     12/31/96     12/31/97    12/31/98     12/31/99      12/31/00
              C&N                $ 100.00     $ 128.16     $ 179.41    $ 199.63     $ 160.11      $ 125.40
              Peer Group         $ 100.00     $ 111.06     $ 163.55    $ 207.75     $ 170.91      $ 148.52
              S&P 500 Index      $ 100.00     $ 122.90     $ 163.85    $ 210.58     $ 254.83      $ 231.62

         All ten institutions in the peer group selected by the Corporation are headquartered in Pennsylvania, have total assets of $300 to $1.7 Billion, market capitalization of at least $25 Million, and are not listed on the NASDAQ National Market System. This peer group consists of ACNB Corporation, Gettysburg; CNB Financial Corporation, Clearfield; Community Banks, Inc., Millersburg; Drovers Bancshares Corporation, York; First Chester County Corporation, West Chester; Franklin Financial Service Corporation, Chambersburg; Penseco Financial Services Corporation, Scranton; Penn Rock Financial Services Corporation, Blue Ball; Penns Woods Bancorp, Inc., Jersey Shore; and Sterling Financial Corporation, Lancaster. Most of this same peer group was used in 2000.


                                  PENSION PLAN

         The Citizens & Northern Bank Pension Plan (the "Plan") is a qualified defined benefit plan under Section 401(a) of the Internal Revenue Code. The Plan is intended to provide a defined retirement benefit to participants without regard to the profits of the Bank. Employees are neither required nor permitted to contribute to the Plan. Annual contributions by the Bank are determined actuarially. To participate in the Plan, an employee must be 21 years of age and have completed one year of service. A participant's retirement benefit, which becomes fully vested after 5 years of service, is based on compensation and credited service with the Bank. For purposes of determining a retirement benefit, the term "compensation" is defined to include an employee's total remuneration received from the Bank, including base salary, bonus and overtime. Benefits are a percentage of the average compensation for the five consecutive years of highest compensation preceding retirement, multiplied by the number of years of completed service, up to 25 years. The Bank's Trust and Financial Services Department serves as Trustee under the Plan.

         The following table indicates, for purposes of illustration, the approximate amounts of annual retirement income which would be payable under the terms of the Plan, in the form of a straight life annuity, to a participant who retired as of December 31, 2000, at age 65, under various assumptions as to compensation and years of credited service. For any plan year beginning after December 31, 1993, the Pension Plan benefits are determined on only the first $170,000, as indexed, in compensation as determined by the Commissioner of the Internal Revenue Service and as prescribed by law.

                               PENSION PLAN TABLE

                                                          Years of Credited Service
         Average Annual Compensation              15               20            25 (or more)
         ----------------------------       -----------------------------------------------------------
            $ 75,000                          $14,015           $18,687            $23,359
            $100,000                          $19,828           $26,437            $33,046
            $125,000                          $25,640           $34,187            $42,734
            $150,000                          $31,453           $41,937            $52,421
            $170,000 and over                 $36,103           $48,137            $60,171

         The credited years of service under the Plan as of December 31, 2000 for Messrs. Litchfield, Seipler, Anderson, Canfield and Prosseda were 28, 35, 29, 23 and 7 years, respectively.

         In December 1989, the Bank established a non-qualified supplemental executive retirement plan for certain key executive employees ("Executive Plan"). The Executive Plan provides a retirement benefit for executives who retire after attaining age 55 and 5 years of plan service in an amount determined annually by the Directors. The Board of Directors may terminate the Executive Plan at any time. In 2000, the amounts accrued pursuant to the Executive Plan for the accounts of the officers named in the Summary Compensation Table set forth herein, is included as "All Other Compensation". Future estimated benefits do not take compensation into consideration.


                                  SAVINGS PLAN

         The Citizens & Northern Savings and Retirement Plan ("Savings Plan") is qualified under Section 401(k) of the Internal Revenue Code. It allows a participant to authorize the deposit into the Plan of before tax earnings of from 1% to 15% of his compensation. Under the Tax Reform Act, the maximum amount of elective contributions that could be made by a participant during 2000 was Ten Thousand Five Hundred Dollars ($10,500.00), also subject to a $170,000 compensation limit. All officers and employees of Citizens & Northern Bank, including the officers named in the Summary Compensation Table set forth herein, are eligible to participate in the 401(k) Plan. A participant may also make voluntary contributions to the Plan from after tax savings of up to 10% of his compensation. The Bank is required to contribute a basic employer contribution equal to 2% of each eligible participant's compensation; in addition, the Bank may make a discretionary basic contribution. The total actual basic employer contribution for 2000 was equal to 4%. In addition, the Bank makes matching contributions equal to 100% of a participant's before tax contributions up to 3% of compensation and equal to 50% of such contributions between 3% and 5% of compensation. The Bank's basic employer contributions are invested in the common stock of the Corporation. All participants' contributions and the Bank's matching contributions, at the participants' election, are invested in a choice of eight investment funds maintained by the Bank as Trustee. In 2000, the Bank's contribution to the Savings Plan for the accounts of the officers named in the Summary Compensation Table set forth herein is included as "All Other Compensation". Substantially all officers and employees of the Bank are eligible to participate in the Savings Plan.


                              INCENTIVE AWARD PLAN

         The Board of Directors has adopted an Incentive Award Plan for certain members of the management group of the Bank in order to promote a superior level of performance regarding the Bank's financial goals and to attract and retain competent management. Under the Incentive Award Plan, if predetermined performance goals are realized by the Bank in a given fiscal year, the participants will receive awards based upon the target or maximum levels of payout as determined by the Plan.

         Under the Incentive Award Plan, immediately before the beginning of each year the Compensation Committee of the Board of Directors of the Bank will designate the participants in the Plan and set a minimum and maximum level of awards for each class of participants and the individual performance and financial goals of the Bank or appropriate unit to be achieved. The Compensation Committee, at its discretion, may adjust award payments under the Incentive Award Plan based on extraordinary circumstances, conflicts with long-term financial and development objectives, or below standard individual participant performance. All awards under the Incentive Award Plan will be paid in cash and are paid as soon as practical after the end of a plan year.


                              CERTAIN TRANSACTIONS

         Certain directors and officers of the Corporation and Bank and their associates (including corporations of which such persons are officers or 10% beneficial owners) were customers of, and had transactions with the Bank in the ordinary course of business during the year ended December 31, 2000. Similar transactions may be expected to take place in the future. Such transactions included the purchase of certificates of deposit and extensions of credit in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risks of collectibility or present other unfavorable features. The Bank expects that any other transactions with directors and officers and their associates in the future will be conducted on the same basis.

         The law firm of Owlett & Lewis, P.C., of which Director Owlett is an employee and in which he has an interest, acts as legal counsel for the Corporation and the Bank.


     PROPOSAL 2 - APPROVAL AND ADOPTION OF THE AMENDMENT AND RESTATEMENT OF
                       THE CITIZENS & NORTHERN CORPORATION
                  1996 INDEPENDENT DIRECTORS STOCK OPTION PLAN

         Effective upon the date approved by the stockholders, the Citizens & Northern Corporation 1996 Independent Directors Stock Option Plan will be amended and restated to permit awards of nonqualified stock options and/or restricted stock to non-employee directors (i.e., members of the Corporation's Board of Directors who are not officers and employees of the Corporation or any subsidiary thereof) and to be renamed the Citizens & Northern Corporation Independent Directors Stock Incentive Plan. The plan will also be amended to increase the total number of shares of common stock that may be issued under the plan from twenty-five thousand (25,000) to fifty thousand (50,000). A copy of the full text of the amended and restated plan is attached as Exhibit A to this Proxy Statement. Prior to amendment, the plan provides for the automatic annual grants of nonqualified stock options to each non-employee director to purchase 200 shares of stock. Under the amended and restated plan, awards of nonqualified stock options and restricted stock will be based upon the achievement of annual long-term incentive goals based upon increases in the Corporation's earnings per share ("EPS") over the prior fiscal year, with 75 percent of each award consisting of nonqualified stock options and 25 percent of each award consisting of restricted stock of the Corporation.

          Nonqualified stock options are rights granted to the non-employee directors to purchase shares of the Corporation's common stock. Such options may be exercised at any time during a ten year period following the date such options are granted with payment for the shares based upon the value of the Corporation's stock at the time such options are granted. On February 15, 2001, the sale price for shares of the Corporation's common stock on the OTC Bulletin Board was $20.125.

         Restricted stock awards consist of shares of the Corporation's common stock delivered to the non-employee directors with vesting and transferability restrictions that lapse in three equal annual increments on the anniversaries of the awards. Both before and after the restrictions lapse, the non-employee directors are entitled to both voting rights and the receipt of dividends paid on their shares of restricted stock.

         For the 2002 awards (based upon the Corporation's fiscal year 2001) the Threshold will be a 4 percent growth in EPS, the Target will be an 8 percent growth in EPS, and the Maximum will be a 12 percent growth in EPS. If the Threshold is not met, there will be no awards of nonqualified stock options or restricted stock to non-employee directors. If the Threshold is met, but the Target is not met, between $2,000 and $3,999 of nonqualified stock options and restricted stock will be awarded to each non-employee director. If the Target is met, but the Maximum is not met, between $4,000 and $5,999 of nonqualified stock options and restricted stock will be awarded to each non-employee director. If the Maximum is met or exceeded, $6,000 of nonqualified stock options and restricted stock will be awarded to each non-employee director. The number of stock options and shares of restricted stock will be determined by a formula based on the following factors:

         - the current market price of the Corporation's common stock
         - estimated future changes in value of the Corporation's common stock.
         - estimated future dividends
         - a present value factor (discount rate).

         For 2003 awards (based upon the Corporation's fiscal year 2002) and subsequent years' awards, the plan's committee will reevaluate the criteria used to determine the Threshold, Target, and Maximum long-term incentive goals. The plan's committee will determine each year which long-term incentive goals were attained, and, on the basis of such determination (and provided that the Threshold has been met), nonqualified stock options and restricted shares will be issued to each non-employee director as described above.

         For the Corporation's 2000 fiscal year and the 2001 awards, $2,000 of nonqualified stock options and restricted stock (i.e., $1,500 of nonqualified stock options and $500 of restricted stock) will be awarded to each non-employee director.

         For federal income tax purposes, under existing statutes, regulations, and authorities, a non-employee director does not realize taxable income at the time of the grant of a nonqualified stock option or the award of shares of restricted stock, and the Corporation is not entitled to a deduction at such time. Upon the exercise by a non-employee director of a nonqualified stock option, the Corporation is entitled to a deduction, and the non-employee director realizes ordinary income, in the amount by which the fair market value of the shares the non-employee director receives exceeds the nonqualified stock option exercise price.

         On a subsequent sale of shares received upon the exercise of a nonqualified stock option, the difference between the fair market value of the shares on the date of receipt by the non-employee director and the amount the non-employee director realizes on the sale of such shares will be treated as a capital gain or loss, which will be either short or long term depending on the length of the period for which the shares are owned prior to such sale.

         In the case of restricted stock received by non-employee directors, income recognition (equal to the fair market value of the shares of restricted stock on the date the restrictions on such shares lapse) for the non-employee director occurs only at the time the restrictions lapse, and the Corporation is entitled to a corresponding deduction at such time. On a subsequent sale of such shares by the non-employee director, the difference between the fair market value of the shares on the date the restrictions lapse and the amount the non-employee director realizes on the sale of such shares will be treated as a capital gain or loss, which will be either short or long term depending on the length of the period for which the shares are owned prior to such sale.

         The affirmative vote of a majority of the shares of common stock present, in person or by proxy, and entitled to vote at the Annual Meeting on this proposal is necessary for the adoption of the Citizens & Northern Corporation Independent Directors Stock Incentive Plan.

         The Board of Directors recommends a vote "FOR" the adoption of the amended and restated plan.


        PROPOSAL 3 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         Parente Randolph, PC, formerly Parente, Randolph, Orlando, Carey & Associates, has been the independent public accounting firm appointed by the Bank since 1981, and has been selected by the Board as the independent public accounting firm for the Corporation and the Bank for 2001. No member of the firm or any of its associates has a financial interest in the Corporation. Parente Randolph, PC provides, in addition to audit services, non-audit professional services such as preparation of income tax returns, consultations, and various other services. Non-audit services are considered to have no effect on the independence of accountants. A representative of Parente Randolph, PC is expected to be present at the Annual Meeting to answer appropriate questions from stockholders and will be afforded an opportunity to make any statement that the firm desires.

         The Board of Directors recommends a vote "FOR" ratification of the appointment of Parente Randolph, PC as independent auditors of the Corporation.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16 of the Securities Exchange Act of 1934 requires the Corporation's officers and directors, and persons who own more than ten percent of the Corporation's common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

         Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Corporation during 2000 and Forms 5 and amendments thereto furnished to the Corporation with respect to 2000, no director, officer or ten percent stockholder or any other person subject to Section 16 of the Exchange Act, failed to make on a timely basis during 2000 or prior fiscal years any reports required to be filed by Section 16(a) of the Exchange Act.


                              STOCKHOLDER PROPOSALS

         The Corporation's 2002 Annual Meeting of stockholders is scheduled to be held in April 2002. Any stockholder who intends to present a proposal at the 2002 Annual Meeting and who wishes to have the proposal included in the Corporations proxy statement and form of proxy for that meeting must deliver the proposal to the Corporation's executive offices, 90-92 Main Street, P.O. Box 58, Wellsboro, Pennsylvania 16901, by December 17, 2001. Citizens & Northern must receive notice of all other stockholder proposals for the 2002 annual meeting delivered or mailed no less than 14 days nor more than 50 days prior to the Annual Meeting; provided, however, that if less than twenty-one days notice of the annual meeting is given to stockholders then the Corporation must receive notice not less than seven days following the date on which notice of the annual meeting was mailed. If notice is not received by the Corporation within this time frame, the Corporation will consider such notice untimely. The Corporation reserves the right to vote in its discretion all of the shares of common stock for which it has received proxies for the 2002 annual meeting with respect to any untimely shareholder proposals.


                                  OTHER MATTERS

         The management of the Corporation does not intend to bring any other matters before the Annual Meeting and is not presently informed of any other business which others may bring before such meeting. However, if any other matters should properly come before such meeting or any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, determine.


                             ADDITIONAL INFORMATION

         The Corporation's Annual Report for the year 2000, including financial statements as certified by Parente Randolph, PC, was mailed with this Proxy Statement on or about March 19, 2001, to the stockholders of record as of the close of business on February 26, 2001.

         A COPY OF THE CORPORATION'S 2000 ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE FURNISHED FREE OF CHARGE TO STOCKHOLDERS. WRITTEN REQUEST SHOULD BE DIRECTED TO THE TREASURER, CITIZENS & NORTHERN CORPORATION, 90-92 MAIN STREET, WELLSBORO, PA, 16901, OR BY PHONE AT 570-724-3411.


                               By Order of the Board of Directors,

                               Kathleen M. Osgood
                               Corporate Secretary

Dated:  March 19, 2001

APPENDIX A
                             AUDIT COMMITTEE CHARTER

Policy Statement
----------------

The Audit Committee of Citizens & Northern Corporation (including its subsidiaries Citizens & Northern Bank, its subsidiary, C&N Financial Services Corporation, Bucktail Life Insurance Company and Citizens & Northern Investment Corporation) (collectively the "Corporation") provides assistance to the corporate directors in fulfilling their responsibility to the shareholders, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. It is the responsibility of the Audit Committee to maintain free and open means of communication among the Board of Directors, the independent auditors, the internal auditing department and the management of the Corporation. In addition, the Audit Committee's primary duties and responsibilities are to:

     (1) monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance;

     (2) monitor the independence and performance of the Company's independent auditors and internal auditing department.

Organization
------------

The Audit Committee will be comprised of not less than three or more than nine directors as determined by the Board of Directors of the Corporation each of whom shall be independent, nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. If an audit committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Committee membership.

The Board of Directors uses the definition of "independence" utilized by the American Stock Exchange and NASDAQ. Specifically, under this definition, a director would not be independent if, among other things, he or she has:

     - been employed by the corporation or its affiliates in the current or past three years;
     - accepted any compensation from the corporation or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary income);
     - an immediate family member who is, or has been in the past three years, employed by the corporation or its affiliates as an executive officer;
     - been a partner, controlling shareholder or an executive officer of any for-profit business to which the corporation made, or from which it received, payments (other than those which arise solely from investments in the corporation's securities) that exceed five percent of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or
     - been employed as an executive of another entity where any of the company's executives serve on that entity's compensation committee.

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee should meet privately in executive session at least annually with management, with members of the Internal Auditing Department, the compliance officer, the independent auditors and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Audit Committee or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

Responsibilities and Duties of the Audit Committee
--------------------------------------------------

Review Procedures

1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and cause this Charter to be published in accordance with regulations of all Regulatory Agencies including but not limited to those of the Security and Exchange Commission.

     2. Review the Company's annual audited financial statements prior to filing or distribution. This review shall include a discussion with management and the independent auditors of any significant issues regarding accounting principles, practices, and judgments.
     3. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.
     4. Review, reassess, and approve new Internal Audit programs and policies as presented by the Internal Auditing Department, as well as significant changes to existing programs.
     5. Review with management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. This discussion shall include any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with Statement of Auditing Standards (SAS) 61, 71 and 90. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

Independent Auditors

     6. The Audit Committee shall review the independence and performance of the independent auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of the independent auditors when in the judgment of the Audit Committee, the circumstances warrant such discharge.
     7. The Audit Committee shall approve the fees and other significant compensation to be paid to the independent auditors including any significant management consulting engagements to be performed by the independent auditors at the request of management that is beyond the scope of the audit engagement letter.
     8. On an annual basis, the Audit Committee shall review and discuss with the independent auditors all significant relationships that may exist between the independent auditors and the Company where such relationships could impair the auditor's independence.
     9. The Audit Committee shall discuss the results of the audit with the independent auditors including certain matters required to be communicated to the Audit Committee in accordance with AICPA SAS 61; the adequacy of internal controls over financial reporting, including their opinion regarding management's assertion as required by FDICIA; the external auditors' findings and recommendations related to internal controls, along with management's responses.

Internal Audit Department and Legal

     10. The Audit Committee shall review the activities, organizational structure and qualifications of the internal audit department, as needed.

     11. The Audit Committee shall review the appointment, performance and replacement of the senior staff members of the Internal Audit Department including the Auditor and the Compliance Officer.

     12. Review significant reports prepared by the Internal Audit Department and the Compliance Officer together with management's responses and follow-up to these reports. Audit schedules will be reviewed and approved on an annual basis.

Other Responsibilities

     13. Annually prepare a report to shareholders of the Company in the format and with such informational content as required by all applicable regulatory agencies, including but not limited to any report required by the Securities and Exchange Commission.
     14. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law as the Audit Committee or the Board of Directors deems necessary or appropriate. The Audit Committee may initiate special audits and review the results of areas targeted for such special audit work.
     15. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

The Audit Committee will be provided with sufficient opportunity for the Internal Auditor and the independent accounting firm to meet without members of management present to discuss various levels of management and cooperation received during the course of the audit.

The Audit Committee will have the authority to conduct any investigation appropriate to fulfilling its duties, with the power to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

EXHIBIT A

                         CITIZENS & NORTHERN CORPORATION
                   INDEPENDENT DIRECTORS STOCK INCENTIVE PLAN

         1. INTRODUCTION. On April 15, 1997, the shareholders of the Corporation approved and adopted the Citizens & Northern Corporation 1996 Independent Directors Stock Option Plan to provide for automatic annual grants of nonqualified stock options to each Non-Employee Director to purchase 200 shares of Stock, exercisable generally for a period of ten years after date of grant (unless such Non-Employee Director ceases to be a member of the Board). Effective as of the date approved by the Corporation's stockholders, the Citizens & Northern Corporation 1996 Independent Directors Stock Option Plan is renamed the Citizens & Northern Corporation Independent Directors Stock Incentive Plan and amended and restated to provide for awards of nonqualified stock options and restricted stock to Non-Employee Directors based upon the Corporation's achievement of annual long-term incentive goals.

         2. PURPOSE. The purpose of the Plan is to aid the Corporation in attracting, retaining, motivating, and compensating Non-Employee Directors and to enable them to increase their ownership of Stock. The Plan will be beneficial to the Corporation and its stockholders since it will allow Non-Employee Directors of the Board to have a greater personal financial stake in the Corporation through the ownership of Stock, in addition to underscoring their common interest with stockholders in increasing the value of the Stock on a long-term basis.

         3. TERM. The Plan shall become effective as of the Effective Date and continue in effect until (i) any Options granted under the Plan either have lapsed or been exercised, satisfied or cancelled according to their terms under the Plan, and (ii) the restrictions on any Restricted Stock awarded under the Plan have either lapsed or been satisfied.

         4. DEFINITIONS. The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

            A. Act. The Securities Exchange Act of 1934, as amended, or any successor thereto, and the regulations thereunder.

            B. Award. Options and Restricted Stock granted to Non-Employee Directors pursuant to the Plan.

            C. Board. The Board of Directors of the Corporation.

            D. Code. The Internal Revenue Code of 1986, as amended.

            E. Committee. The Executive Committee of the Board.

            F. Corporation. Citizens & Northern Corporation.

            G. Effective Date. The date on which this Plan, as amended and restated, is approved by the Corporation's stockholders.

            H. EPS. Basic earnings per share of issued and outstanding Stock.

            I. Fair Market Value. Where used in the Plan, the "Fair Market Value" of Stock shall mean and be determined by (a) the average of the highest and lowest reported sales prices thereof on the principal established domestic securities exchange on which listed, and if not listed, then (b) the average of the dealer "bid" and "ask" prices thereof on the New York over-the-counter market as reported by the National Association of Securities Dealers, Inc., in either case as of the specified or otherwise required or relevant time, or if not traded as of such specified, required or relevant time, then based upon such reported sales or "bid" or "ask" prices before and/or after such time in accordance with pertinent provisions of and principles under the Code and the regulations promulgated thereunder.

            J. Long Term Incentive Goals. Annual long-term incentive goals of the Corporation established by the Committee based upon annual increases in EPS.


            K. Non-Employee Director. Any member of the Board who is not an officer or an employee of the Corporation or of a Subsidiary.

            L. Option. A nonqualified stock option granted pursuant to the Plan.

            M. Option Price. The purchase price per share of Stock pursuant to the exercise of an Option.

            N. Participant. Any Non-Employee Director on the date that an Award is granted.

            O. Plan. Citizens & Northern Corporation Independent Directors Stock Incentive Plan, as amended and restated as of the Effective Date.

            P. Restricted Stock. A share of Stock granted to a Participant with vesting and transferability restrictions pursuant to the Plan.

            Q. Retirement. Termination of service as a Non-Employee Director because of age pursuant to the Corporation's By-Laws.

            R. Stock. Common stock, par value $1.00 per share, of the Corporation.

            S. Subsidiary. A subsidiary of the Corporation.

         5. STOCK SUBJECT TO THE PLAN. Subject to adjustments as provided in
Section 11 of this Plan, the total number of shares of Stock which may be issued as Awards under the Plan is fifty thousand (50,000). The Stock may consist, in whole or in part, of unissued Stock or treasury Stock. The issuance of Awards shall reduce the total number of shares of Stock available under the Plan. Stock which is subject to Awards which terminate or lapse, may be granted again under the Plan.

         6. ADMINISTRATION. The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any one or more subcommittees thereof. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).

         7. ELIGIBILITY. All Participants shall be eligible to participate under this Plan.

            8. AWARDS. Awards will be determined by the Committee based upon the Corporation's attainment of Long Term Incentive Goals with seventy-five percent (75%) of each Award consisting of Options and twenty-five percent (25%) of each Award consisting of Restricted Stock. The number of Options and shares of Restricted Stock comprising each Award shall be determined by the Committee using a formula based on (i) the current market price of Stock, (ii) estimated future changes in value of Stock, (iii) estimated future Stock dividends, and
(iv) a present value factor.

                       A. 2001 Awards. Notwithstanding anything contained in this Plan to the contrary, each Non-Employee Director's Award for the Corporation's 2000 fiscal year to be awarded in 2001, will consist of $1,500 of Options and $500 of Restricted Stock for a total Award of $2,000 to each Non-Employee Director.

                       B. 2002 Awards. Awards to each Non-Employee Director for the Corporation's 2001 fiscal year to be awarded in 2002, will be based on the Corporation's attainment of Long Term Incentive Goals with a four percent (4%) growth in EPS as a threshold, an eight percent (8%) growth in EPS as a target, and a twelve percent (12%) growth in EPS as a maximum. If the threshold is not met, there will be no Awards. If the threshold is met, but the target is not met, Awards will be in the range of $2,000 to $3,999 of Options and shares of Restricted Stock (on a

75%/25% basis), depending upon the actual growth in EPS. If the target is met, but the maximum is not met, Awards will be in the range of $4,000 to $5,999 of Options and shares of Restricted Stock (on a 75%/25% basis), depending upon the actual growth in EPS. If the maximum is met or exceeded, the Awards will be $6,000 of Options and shares of Restricted Stock (on a 75%/25% basis).

            C. 2003 and Subsequent Years Awards. Each Non-Employee Director's Award for the Corporation's 2002 fiscal year, and later years, to be awarded in 2003, and later years, will be based upon criteria established by the Committee after the Committee's reevaluation of the criteria used to determine the Long Term Incentive Goals for prior fiscal years of the Corporation.

         9. TERMS AND CONDITIONS OF OPTIONS. Options granted under the Plan shall be nonqualified stock options for federal income tax purposes, as evidenced by related written Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

            A. Grants. A Participant may receive, on such dates as determined by the Committee, Awards consisting of such number of Options as determined by the Committee based upon the Long Term Incentive Goals.

            B. Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100 percent of the Fair Market Value of the Stock on the date an Option is granted.

            C. Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten
(10) years after the date it is granted.

            D. Exercise of Options. Except as otherwise provided in the Plan or in a related written Award agreement, an Option may be exercised for all or, from time to time, any part of the Stock for which it is then exercisable. For purposes of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Corporation and, if applicable, the date payment is received by the Corporation. The purchase price of the shares of Stock with respect to which an Option is exercised shall be paid with the written notice of exercise, either in cash or in Stock which has been held by the Non-Employee Director for at least six (6) months at its then current fair market value, or in any combination thereof. Funds received by the Corporation from the exercise of any Option shall be used for its general corporate purposes. The number of shares of Stock subject to an Option shall be reduced by the number of shares of Stock with respect to which the Non-Employee Director has exercised rights under the Option. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Stock subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Stock and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

            E. Exercisability Upon Termination of Service by Death. If a Participant's service as a Non-Employee Director terminates by reason of death after the date of grant of an Option, the unexercised portion of such Option may thereafter be exercised by his or her qualified personal representative or any persons who acquire the Options pursuant to his or her Last Will and Testament or laws of descent and distribution during the shorter of (i) the remaining stated term of the Option, or (ii) twelve (12) months after the date of death.

            F. Exercisability Upon Termination of Service by Retirement. If a Participant's service as a Non-Employee Director terminates by reason of Retirement after the date of grant of an Option, the unexercised portion of such Option may thereafter be exercised during the remaining stated term of the Option; provided, however, that if a Participant thereafter dies, the unexercised portion of the Option may thereafter be exercised by his or her qualified personal representative or any persons who acquire the Options pursuant to his or her Last Will and Testament or laws of descent and distribution during the shorter of (i) the remaining stated term of the Option, or (ii) twelve (12) months after the date of death.

            G. Effect of Other Termination of Service. If a Participant's service as a Non-Employee Director terminates for any reason other than death, or Retirement after the date of grant of an Option as described above, the unexercised portion of an Option may thereafter be exercised during the shorter of (i) the remaining stated term of the Option, or (ii) twelve (12) months after the date of such termination of service.

         10. TERMS AND CONDITIONS OF RESTRICTED STOCK. Restricted Stock granted under the Plan shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:


            A. Grants. A Participant may receive, on such dates as determined by the Committee in its sole discretion, Awards consisting of such amounts of Restricted Stock as determined by the Committee based upon the Long Term Incentive Goals.

            B. Restrictions. Restricted Stock granted under the Plan may not be sold, transferred, pledged, assigned or otherwise disposed of under any circumstances; provided, however, that the foregoing restrictions shall lapse at such time and upon such terms and conditions as may be specified by the Committee in a related written Award agreement. Unless otherwise determined by the Committee, vesting and the lapse of transferability restrictions will be in three (3) equal annual increments on the annual anniversary dates of the Awards.

            C. Forfeiture. If a Non-Employee Director's service as a Non-Employee Director with the Corporation ceases for any reason prior to the lapse of the restrictions, conditions or terms applicable to his or her Restricted Stock, all of the Non-Employee Director's Restricted Stock still subject to unexpired restrictions, conditions or terms shall be forfeited absolutely by the Non-Employee Director to the Corporation without payment or delivery of any consideration or other thing of value by the Corporation or its affiliates, and thereupon and thereafter neither the Non-Employee Director nor his or her heirs, personal or legal representatives, successors, assigns, beneficiaries, or any claimants under the Non-Employee Director's Last Will and Testament or laws of descent and distribution, shall have any rights or claims to or interests in the forfeited Restricted Stock or any certificates representing shares thereof, or claims against the Corporation or its affiliates with respect thereto.

            D. Rights. Except as otherwise provided in the Plan or in an Award agreement, a Non-Employee Director shall have all the rights as does a holder of Stock, including without limitation the right to vote such shares and receive dividends with respect thereto; however, during the time period of any restrictions, conditions or terms applicable to such Restricted Stock, the shares thereof and the right to vote the same and receive dividends thereon shall not be sold, assigned, transferred, exchanged, pledged, hypothecated, encumbered or otherwise disposed of except as permitted by the Plan or the written Award agreement.

            E. Legend. Each certificate issued for shares of Restricted Stock shall be deposited with the Secretary of the Corporation, or the office hereof, and shall bear a legend in substantially the following form and content:

                  This Certificate and the shares of Stock hereby represented are subject to the provisions of the Corporation's Independent Directors Stock Incentive Plan and a certain agreement entered into between the owner and the Corporation pursuant to said Plan. The release of this Certificate and the shares of Stock hereby represented from such provisions shall occur only as provided by said Plan and agreement, a copy of which are on file in the office of the Secretary of the Corporation.

            F. Upon the lapse or satisfaction of the restrictions, conditions and terms applicable to such Restricted Stock, a certificate for the shares of Stock free thereof without such legend shall be issued to the Non-Employee Director.

         11. ADJUSTMENTS. Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan: In the event of any change in the number of issued and outstanding shares of Stock after the Effective Date which results from a Stock split, reverse Stock split, payment of a Stock dividend of five percent (5%) or greater, or any other change in the capital structure of the Corporation, the maximum number of shares subject to each outstanding Award, and (where appropriate) the purchase price per share of Stock thereof (but not the total purchase price), shall be proportionately adjusted so that upon exercise or realization of such Award, the Non-Employee director shall receive the same number of shares he or she would have received had he or she been the holder of all shares subject to his or her outstanding Award and immediately before the effective date of such change in the number of issued and outstanding shares of Stock. Such adjustments shall not, however, result in the issuance of fractional shares.

         12. SUCCESSORS AND ASSIGNS. The Plan shall be binding on all successors and assigns of the Corporation and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

         13. AMENDMENTS OR TERMINATION. The Board may amend, suspend, or terminate the Plan at any time; provided, however, that no amendment may be adopted without the approval of the shareholders of the Corporation, to the extent that shareholder approval is required by the Code, or by the rules and regulations of the Securities and Exchange Commission, or as otherwise required by applicable law. No amendment, suspension, or termination of this Plan shall be made that would impair the rights of any Participant under any Award theretofore granted without such Participant's consent.

         14. NONTRANSFERABILITY OF AWARDS. An Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. During the lifetime of a Participant, an Award shall be exercisable only by such Participant. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributes of the Participant. Notwithstanding anything to the contrary herein, the Committee, in its sole discretion, shall have the authority to waive this
Section 14 (or any part thereof) to the extent that this Section 14 (or any part thereof) is not required under the rules promulgated under any law, rule or regulation applicable to the Corporation.

         15. CONTINUED RELATIONSHIP. Nothing in the Plan or any Award shall confer upon any Non-Employee Director any right to continue his or her relationship with the Corporation as a director, or limit or affect any rights powers or privileges that the Corporation or its affiliates may have to supervise, discipline and terminate such Non-Employee Director, and the relationships thereof.

         16. GENERAL RESTRICTIONS. Each Award shall be subject to the requirement and provision that if at any time the Board determines it necessary or desirable as a condition of or in consideration of making such Award, or the purchase or issuance of Stock thereunder, (a) the listing, registration or qualification of any Stock subject to the Award, or the Option or Restricted Stock itself, upon any securities exchange or under any federal or state securities or other laws, (b) the approval of any governmental authority, or (c) an agreement by the Non-Employee Director with respect to disposition of any Stock (including without limitation that at the time of the Non-Employee Director's exercise of the Option, any Stock thereby acquired is being and will be acquired solely for investment purposes and without any intention to sell or distribute such Stock), then such Award shall not be consummated in whole or in part unless such listing registration, qualification, approval or agreement shall have been appropriately effected or obtained to the satisfaction of the Board and legal counsel for the Corporation. Notwithstanding anything to the contrary herein, a Non-Employee director shall not sell, transfer or otherwise dispose of any shares of Stock acquired pursuant to an Option or an Award of Restricted Stock unless at least six (6) months have elapsed from the date the Option was granted or the Restrictions on the Restricted Stock lapse, if at the time of such disposition the Non-Employee Director is subject to Section 16 of the Securities Exchange Act of 1934, as amended.

         17. FORFEITURE. Notwithstanding anything to the contrary in this Plan, if a Non-Employee Director has been engaged in fraud, embezzlement, theft, commission of a felony, or dishonesty in the course of his or her relationship with the Corporation or its affiliates that has damaged them, or that a Non-Employee Director has disclosed trade secrets of the Corporation or its affiliates, the Non-Employee Director shall automatically forfeit all rights under and to all Restricted Stock and all unexercised Options, and all exercised Options under which the Corporation has not yet delivered certificates for shares of Stock (as the case may be), and all rights to receive Awards shall be automatically cancelled.

         18. WITHHOLDING. Whenever the Corporation is about to issue or transfer Stock pursuant to any Award, the Corporation may require the Recipient to remit to the Corporation an amount sufficient to satisfy fully any federal, state and other jurisdictions' income and other tax withholding requirements prior to the delivery of any certificates for such shares of Stock.

         19. CHOICE OF LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Pennsylvania, applicable to contracts made and to be performed in the State of Pennsylvania.



                                                        FOLD AND DETACH HERE
------------------------------------------------------------------------------------------------------------------------------------

                                                   CITIZENS & NORTHERN CORPORATION
                                         PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                    FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 17, 2001

The undersigned hereby appoints R. Robert DeCamp and Lawrence F. Mase, and each or either of them, as the attorneys and proxies of the undersigned, with full power of substitution in each, to vote all shares of the common stock of Citizens & Northern Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Tuesday,
April 17, 2001 at 2:00 P.M. (local time), at the Arcadia Theatre, 50 Main Street, Wellsboro, Pennsylvania 16901, and at any
adjournments thereof, and to vote as follows:

1.    ELECTION OF CLASS II DIRECTORS.
      Nominees:  R. Bruce Haner, Susan E. Hartley, Edward L. Learn, Leo F. Lambert and Leonard Simpson.

      [ ] VOTE FOR all nominees listed above (except as marked to the contrary below)      [ ] VOTE WITHHELD from all nominees
                                                                                               listed above.


--------------------------------------------------------------------------------------------------------------------------------
  (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided above.)

2.    APPROVAL AND ADOPTION OF THE AMENDMENT AND RESTATEMENT OF THE CITIZENS & NORTHERN CORPORATION 1996 INDEPENDENT DIRECTORS
      STOCK OPTION PLAN.

      [ ] VOTE FOR             [ ] VOTE AGAINST                 [ ] ABSTAIN

3.    APPROVAL OF THE APPOINTMENT OF THE FIRM OF PARENTE RANDOLPH, PC AS INDEPENDENT AUDITORS.

      [ ] VOTE FOR             [ ] VOTE AGAINST                 [ ] ABSTAIN

                                                               (over)


                                                        FOLD AND DETACH HERE
------------------------------------------------------------------------------------------------------------------------------------
4.    OTHER MATTERS.  In their discretion, to vote with respect to any other matters that may properly come  before the Meeting or any adjournments  thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE STOCKHOLDER. UNLESS OTHERWISE INDICATED, THIS PROXY WILL
BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                                                        Dated:                              , 2001
                                                                                               -----------------------------

                                                                                        -------------------------------------------
                                                                                                                  Signature

                                                                                        -------------------------------------------
                                                                                                                  Signature


               PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.